Exhibit 99.1
PROXY
DARLING INTERNATIONAL INC.
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD [                              ], 2006
THIS PROXY IS SOLICITED ON BEHALF
OF THE BOARD OF DIRECTORS
     Know all men by these presents, that the undersigned stockholder of DARLING INTERNATIONAL INC., a Delaware corporation (the “Company”), does hereby constitute and appoint Joseph R. Weaver and Brad Phillips, or either one of them, with full power to act alone and to designate substitutes, the true and lawful proxies of the undersigned for and in the name and stead of the undersigned, to vote all shares of the common stock, par value $0.01 per share, of the Company which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held at [                                        ], [                    ], Texas on [                     ] [          ], 2006 at [               ] a.m. (Central Time), and at any and all adjournments or postponements thereof. Said proxies are instructed to vote on the following matters in the manner herein specified.
     If this proxy is properly executed, the shares of common stock covered hereby will be voted as specified herein. If no specification is made, such shares will be voted “FOR” proposals 1 and 2.

(CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE)

The board of directors recommends a vote for proposals 1 and 2.
Please mark your vote as indicated in this example ☒

		FOR	AGAINST	ABSTAIN

1.	Proposal to approve and adopt the asset purchase agreement, dated as of December 19, 2005, by and among Darling International Inc., National By-Products, LLC, and a wholly-owned subsidiary of Darling International Inc., and the transactions contemplated by the asset purchase agreement, including the issuance of shares of Darling International Inc. common stock in accordance with the asset purchase agreement.	☐	☐	☐

2.	Proposal to approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve proposal 1 above.	☐	☐	☐
Note: Please date this proxy, sign your name exactly as it appears hereon, and return promptly using the enclosed postage paid envelope. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing on behalf of a corporation, please sign the full corporate name by the president or other authorized officer. If signing on behalf of a partnership, please sign in full partnership name by authorized person(s).
Mark here if you plan to attend the special meeting of stockholders    ☐
The undersigned hereby revokes all previous Proxies and acknowledges receipt of the Notice of Special Meeting dated [                              ], 2006 and the joint proxy statement/prospectus attached thereto.

Signature	Signature	Date